**TELL CAPITAL AG**
**Tellstrasse 21**
**CH-9000 St.Gallen**
**Switzerland**
July 26, 2007

**VIA TELECOPY AND E-MAIL ONLY**
Board of Directors
Magnitude Information Systems, Inc.
1250 Route 28
Suite 309
Branchburg, New Jersey 08876

RE: $3,000,000 U.S. Subscription Agreement

Dear Sirs:

Tell Capital AG hereby irrevocably and unconditionally subscribes to purchase the following securities of Magnitude Information Systems, Inc. (the "Company") at the following terms and on the dates indicated:

1. On or before August 15, 2007, Tell Capital AG hereby agrees to purchase 10,000,000 "Units", with each Unit being comprised of one (1) restricted common share and one (1) common stock purchase warrant, exercisable at $.07 to purchase one (1) restricted common share, exercisable over a five (5) year term, commencing upon issuance, for the subscription price of $500,000 US, or $.05 per Unit; and on or before August 31, 2007 another 10,000,000 "Units" priced at the same terms and conditions will be purchased for the subscription price of $500,000 US.

2. On or before September 30, 2007, Tell Capital AG hereby agrees to purchase an additional 20,000,000 "Units", with each Unit being comprised of one (1) restricted common share and one (1) common stock purchase warrant, exercisable at $.07 to purchase one (1) restricted common share, exercisable over a five (5) year term, commencing upon issuance, for the subscription price of $1,000,000 US, or $.05 per Unit, and;

3. On or before October 31, 2007, Tell Capital AG hereby agrees to purchase an additional 20,000,000 "Units", with each Unit being comprised of one (1) restricted common share and one (1) common stock purchase warrant, exercisable at $.07 to purchase one (1) restricted common share, exercisable over a five (5) year term, commencing upon issuance, for the subscription price of $1,000,000 US, or $.05 per Unit.

The above subscription commitment (the "Subscription") provides that Tell Capital AG will purchase an aggregate 60,000,000 Units for the aggregate subscription price of $3,000,000 U.S.

The Company agrees to prepare and file with the U.S. Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), registering the 60,000,000 common shares and the 60,000,000 common shares underlying the warrants for resale on or before November 30, 2007.

Tell Capital AG hereby represents to the Company that except as expressly set forth below, it is acquiring these securities for its own account, for investment purposes only, and without any intention to distribute or resell such securities. Notwithstanding the foregoing, Tell Capital AG may assign part of its rights to purchase the Company Units under this Subscription to affiliates or other non-U.S. resident institutional or accredited investors, provided any such proposed assignee so qualifies and executes an investment representation letter provided by the Company.

Tell Capital AG agrees that this Subscription shall be interpreted under and governed by the laws of the State of New Jersey and hereby irrevocably submits to the personal jurisdiction of the state and federal courts of New Jersey in the event any claims arise under the terms of this Subscription.

| | |
|---|---|
| MAGNITUDE INFORMATION SYSTEMS, INC. | TELL CAPITAL AG |
| By: ______________________ | By: ______________________ |
| Edward Marney, President | Ulrich Schuerch |